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                            Exhibit 99.1


                            [LETTERHEAD]


                    Report of Independent Auditors

The Board of Directors
U.S. INTERNETWORKING, INC.

We have audited the accompanying balance sheets of International Information Technology IIT, C.A., at December 31, 1997 and for the period from March 5, 1996 (date of inception) through December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Information Technology IIT, C.A. at December 31, 1997 and for the period from March 5, 1996 (date of inception) through December 31, 1996, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

At December 31, 1997 and 1996, the accompanying financial statements have been prepared assuming that the Company will continue its ongoing operations, despite of the negative stockholder's equity, which shows uncertainty about the Company's ability to continue in operation. These financial statements do not include any adjustments that could result as a consequence of this uncertainty.


BASSAN & ASOCIADOS S.C.

Ana Escudero de D'Aguiar
Certified Public Accountant
CPA D.F. Venezuela No. 7558